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                                                                    Exhibit 10.5

                                ESCROW AGREEMENT


         This ESCROW AGREEMENT is made and entered into as of DECEMBER 15, 2003 by and between Entropin, Inc., a Delaware corporation (the "Company"), and LaSalle Bank National Association, a national banking association, as escrow agent (the "Escrow Agent").

                                    RECITALS

                  A. The Company intends to sell shares of Common Stock of the Company (the "Shares") pursuant to an offering (the "Offering") registered under the Securities Act of 1933.

                  B. The Company will not close the Offering until the Company has received and accepted subscriptions for Shares totaling at least $500,000 (the "Minimum Condition") and the satisfaction of those other conditions contained in Section 4 hereto. The Offering will terminate on the earliest of
(1) the date on which the Company accepts subscriptions for all unsold Shares which it intends to sell in the Offering, (2) February 13, 2004, unless the Minimum Condition has been satisfied and the Company has delivered notice under
Section 4(a) by such date, in which event the Company may extend the Offering for up to an additional 60 days, or (3) the date the Company elects, in its sole discretion, to terminate the Offering (the date on which the Offering terminates being referred to herein as the "Termination Date").

                  C. The Escrow Agent has agreed to serve as the escrow agent for the Offering on the terms and conditions contained herein.

                                   AGREEMENTS

                  In consideration of the recitals and mutual covenants and agreements set forth herein, the parties hereby covenant and agree as follows:

                  1. APPOINTMENT. The Company appoints the Escrow Agent as escrow agent for the purpose of holding the Escrow Funds (as defined below). The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions contained in this Escrow Agreement.

                  2. DELIVERY OF FUNDS. The Company agrees that the Company will deliver to the Escrow Agent, promptly after receipt of any subscriptions for the Shares, the subscription funds (which shall be equal to the gross offering price for the Shares subscribed) in the form of a personal, bank, cashier's check or wire transfer payable to "LaSalle Bank National Association, Escrow Agent, for Entropin, Inc.," and to provide the Escrow Agent, in writing, with the name, address and Taxpayer Identification Number of each subscriber and the number of Shares for which each subscriber has subscribed. The Escrow Agent agrees to

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place any subscription funds so received (the "Escrow Funds") in an account maintained by the Escrow Agent under the designation "Entropin, Inc." (the "Escrow Account"). Following the Termination Date and once all of the Escrow Funds and any interest or earnings accrued thereon have been disbursed pursuant to this Escrow Agreement, the Escrow Agent shall take all necessary action to close the Escrow Account.

         Unless otherwise specifically directed herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited or received hereunder. All such collections shall be subject to the usual collection agreement regarding items received by its commercial banking department for deposit or collection. The Escrow Agent shall have no duty to (i) notify anyone of any payment or maturity under the terms of any instrument deposited or received hereunder or (ii) take any legal action to enforce payment of any check, note or security deposited or received hereunder. In the event that any funds, including cleared funds, deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent pursuant to this Agreement, the Company shall immediately reimburse the Escrow Agent upon request for the face amount of such check or checks, together with reasonable and customary charges and expenses related thereto, and the Escrow Agent shall deliver the returned checks or other instruments to the Company. The Company acknowledges that its obligation in the preceding sentence shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. The Escrow Agent (in its capacity as escrow agent hereunder) shall have no liability for, or obligation to pay, interest on any money deposited or received hereunder, except as provided in Section5. The Escrow Agent will not be required to lend to, or advance, or pay out of its own funds any sums whatsoever for the account of the Company.

         If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

                  3. ESCROW. The Escrow Agent agrees to hold the Escrow Funds received by the Escrow Agent in accordance with Section 2 hereof until the release of the Escrow Funds pursuant to Section 4 hereof.

                  4. RELEASE OF THE ESCROW FUNDS. The Escrow Agent shall not release any part of the Escrow Funds to any party except as provided in this
Section 4.

                           (a) DISBURSEMENT OF OFFERING PROCEEDS. If the Escrow Agent receives written notice signed by the Company in the form of Exhibit A attached hereto, the Escrow Agent will promptly release the Escrow Funds, along with any interest or other earnings thereon and any additional Escrow Funds delivered to the Escrow Agent thereafter, less the amount of any of the Escrow Agent's fees pursuant to Section 6 hereof not previously paid, to the Company.

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                           (b) TERMINATION OF THE OFFERING. If, at any time
         prior to the disbursement pursuant to Section 4(a) above, the Company provides written notice to the Escrow Agent in the form of Exhibit B attached hereto that the Offering has been terminated, the Escrow Agent will promptly return to each subscriber the funds in the full amount of the subscriber's subscription price along with the subscriber's pro rata share of any interest or earnings accrued on the Escrow Funds, at the address of the subscriber provided in accordance with Section 2 of this Escrow Agreement. All calculations of a subscriber's pro rata share of any interest or earnings accrued on the Escrow Funds shall be performed by the Company and provided to the Escrow Agent.

                           (c) END OF OFFERING PERIOD. The Company will notify the Escrow Agent in writing of any extension of the Termination Date. If the Escrow Agent has not received a disbursement notice from the Company pursuant to Section 4(a) hereof prior to 5 p.m. on the Termination Date, the Escrow Agent will promptly return to each subscriber the funds in the full amount of the subscriber's subscription price along with the subscriber's pro rata share of any interest or earnings accrued on the Escrow Funds, at the address of the subscriber provided in accordance with Section 2 of this Escrow Agreement. All calculations of a subscriber's pro rata share of any interest or earnings accrued on the Escrow Funds shall be performed by the Company and provided to the Escrow Agent.

                  5. INVESTMENT OF ESCROW FUNDS. The Company hereby directs the Escrow Agent to invest and reinvest the Escrow Funds in the Federated Treasury Obligations Fund (Trust Shares). The interest or other earnings on such investments shall be added to the Escrow Account and shall be considered part of the Escrow Funds. If requested by the Company, the Escrow Agent shall provide to the Company periodic statements of all funds in the Escrow Account and the names of the subscribers whose subscription funds have been deposited in the Escrow Account. Any investments hereunder may be sold by the Escrow Agent in order to distribute Escrow Funds pursuant to the provisions of this Escrow Agreement. Any loss incurred in the sale of any investment shall be borne by the Escrow Account.

                  6. THE ESCROW AGENT'S FEES. As compensation for the services of the Escrow Agent hereunder, the Company agrees to pay to the Escrow Agent such fees as are set forth on Exhibit C attached hereto. The Acceptance and Administration Fees (as set forth on Exhibit C) are due upon execution of the Escrow Agreement. If the Company fails to pay the Escrow Agent any reasonable expenses that it may incur within five (5) business days of receipt of the Escrow Agent's written presentation of appropriately documented invoices to the Company, the Escrow Agent is hereby authorized by the Company to deduct such amount from any funds due to the Company hereunder, and from any of the Company's accounts maintained with the Escrow Agent, other than the Escrow Account.

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                  7. ESCROW AGENT. The Escrow Agent shall have no duties or
responsibilities other than those expressly set forth in this Escrow Agreement. The Escrow Agent shall be liable as a depository only and shall not be responsible or accountable for the correctness of any information set forth in any statements delivered to it including, without limitation, any disbursement notice delivered by the Company pursuant to Section 4(a) or Section 4(b), shall not be required in any event to verify the correctness of any such statements and shall not be responsible for verifying compliance by the Company with the Securities Act of 1933, the rules and regulations thereunder or any other securities laws, rules or regulations, or the terms of any subscription agreement. The Escrow Agent shall be entitled to rely, without any investigation whatsoever, upon any communication received from the Company, and the Escrow Agent shall be entitled to deem the signatories of any subscription agreement or any communication submitted to it hereunder as being those purported to be authorized to sign such communication on behalf of such party and shall be entitled to rely on the genuineness of the signatures of such signatories without inquiry and without sustaining evidence of any kind. The Escrow Agent shall have the right to consult with counsel and shall be fully protected and shall not be liable with respect to any action taken or omitted by the Escrow Agent in good faith and on advice of counsel, and shall be fully protected and shall not be liable for any error of judgment or for any act done or omitted by it in good faith, except for its own gross negligence or willful misconduct. The Escrow Agent shall have no duties to anyone except those signing this Escrow Agreement. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees. In addition:

                           (a) if any property held under this Escrow Agreement is attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Escrow Agreement, or any part thereof, the Escrow Agent is expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing are binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance notwithstanding that such writ, order or decree may be subsequently reversed, modified, annulled, set aside or vacated;

                           (b) if the Escrow Agent becomes involved in litigation on account of this deposit or of this Escrow Agreement, it shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all reasonable costs, attorneys' and solicitors' fees, charges, disbursements, and expenses in connection with such litigation, and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the Company agrees to pay to the Escrow Agent, on demand, its reasonable charges, counsel and attorneys' fees, disbursements and expenses in connection with such litigation; and

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                           (c) any corporation or association into which the
         Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Escrow Agent hereunder, vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  8. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Escrow Agent, and its directors, officers, employees, and agents, from and against any taxes, assessments, liabilities, claims, damages, actions, suits, costs and expenses (including reasonable attorneys' fees and expenses actually incurred) or other charges suffered or incurred by the Escrow Agent, and its directors, officers, employees, and agents, in connection with the performance of its services hereunder, unless caused by the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is hereby authorized by the Company to deduct such amount from any funds due to the Company hereunder, and if it shall be unable to reimburse itself from such funds, the Company agrees to pay to the Escrow Agent on demand such amount. The costs and expenses of enforcing this right of indemnification also shall be paid by the Company. The provisions of Sections 7 and 8 hereof shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

                  9. NO CONTROL. It is agreed that, except as explicitly permitted by this Escrow Agreement, the Company shall have no right to receive, manage, transfer or otherwise control, in any way, any amounts held in the Escrow Account and at no time prior to actual payment from the Escrow Account shall the Company be considered to be in actual or constructive receipt of any amounts held in the Escrow Account.

                  10. MISCELLANEOUS.

                           (a) This Escrow Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and this Escrow Agreement may not be modified or amended except by written instrument executed by all of the parties hereto. The Company acknowledges that the Escrow Agent is neither a party to, nor bound by any provisions of, any subscription agreement.

                           (b) This Escrow Agreement shall be binding upon, and shall inure to the benefit of, and solely to the benefit of, the parties hereto and their respective successors and assigns. This Escrow Agreement shall not be enforceable by or inure to the benefit of any other third party including, without limitation, any Subscriber.

                           (c) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

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                           (d) All notices, requests, demands and other
         communications hereunder shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the next business day following delivery to a nationally recognized overnight courier service, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the next business day following electronic transmission to the telecopier number specified below with receipt acknowledged.

                  If to the Company:

                               Entropin, Inc.
                               45926 Oasis Street
                               Indio, CA 92201
                               Attn: Patricia G. Kriss, Chief Financial Officer Telephone No.: (760) 775-8333
                               Facsimile No.:  (760) 775-1224


                  If to the Escrow Agent:

                               LaSalle Bank National Association
                               135 South LaSalle Street
                               Suite 1960
                               Chicago, Illinois  60603
                               Attention:  Stacy M. Coleman
                               Telephone: (312) 904-2936
                               Facsimile:  (312) 904-2236


                  11. ESCROW DISPUTE. In the event of any disagreement between the Company and subscribers resulting in adverse claims and demands being made in connection with or for the Escrow Funds, the Escrow Agent shall be entitled, at its option, to hold the Escrow Funds until such time as a mutual agreement has been reached among all of the parties or until disbursement is legally authorized by final judgment or decree of any court having jurisdiction thereover, or to deposit the Escrow Funds with any court having jurisdiction thereover pending the resolution of the disagreement.

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                  12. TERMINATION. This Escrow Agreement shall terminate and be of no further force or effect on the earlier to occur of: (a) receipt by the Escrow Agent of written notice of termination executed by the Company; or (b) the closing of the Escrow Account in accordance with the provisions hereof.

                  13. RESIGNATION. The Escrow Agent may resign at any time by giving thirty (30) days' prior written notice of such resignation to the Company, such resignation to be effective on the date specified in such notice. Upon the effectiveness of such resignation, the Escrow Agent shall transfer the Escrow Funds to such succeeding escrow agent, or to such other persons, as the Company designates in writing to the Escrow Agent prior to the effectiveness of the resignation. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring the Escrow Funds to a successor escrow agent. In the event no such designation has been provided, the Escrow Agent shall deposit the Escrow Fund with any court having jurisdiction thereover. Prior to the effectiveness of the resignation of the Escrow Agent, the Escrow Agent shall remain obligated to perform all duties required of it under this Escrow Agreement.

                  14. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original.





                            [SIGNATURE PAGE FOLLOWS]













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         IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of the day and year first above written.



                                        Entropin, Inc.


                                        By: /s/ Patricia G. Kriss
                                           -------------------------------------
                                                 Patricia G. Kriss
                                        Its:     Chief Financial Officer




                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Escrow Agent


                                        By: /s/ R.C. Bergman
                                           -------------------------------------

                                        Its:      First Vice President



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                                    EXHIBIT A
                               DISBURSEMENT NOTICE
                        DISBURSEMENT OF OFFERING PROCEEDS


                             (Date)


LaSalle Bank National Association
Corporate Trust Services Division
135 South LaSalle Street, Suite 1960
Chicago, Illinois  60603

Attention:  Stacy M. Coleman

         Re:      Escrow Account No. __________________

Dear [ADMINISTRATOR]:

         1. Reference is made to that certain Escrow Agreement dated as of December __, 2003 (the "Escrow Agreement") by and between Entropin, Inc., a Delaware corporation (the "Company"), and LaSalle Bank National Association, a national banking association. All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

         2. The Company hereby certifies that the Company has received and accepted subscriptions for Shares with gross proceeds of at least $500,000;

         3. You are hereby directed to disburse the Escrow Funds to the Company as follows: ________________________________________.

         IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.



                                      Entropin, Inc.


                                      By:
                                         -------------------------------
                                      Its:
                                          ------------------------------


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                                    EXHIBIT B
                               DISBURSEMENT NOTICE
                                   TERMINATION


                                     (Date)


LaSalle Bank National Association
Corporate Trust Services Division
135 South LaSalle Street, Suite 1960
Chicago, Illinois  60603
Attention: Stacy M. Coleman

         Re:      Escrow Account No. __________________

Dear [ADMINISTRATOR]:

         1. Reference is made to that certain Escrow Agreement dated as of December __, 2003 (the "Escrow Agreement") by and between Entropin, Inc., a Delaware corporation (the "Company"), and LaSalle Bank National Association, a national banking association. All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

         2. The Company has terminated the Offering prior to the disbursement of offering proceeds pursuant to Section 4(a) of the Escrow Agreement.

         3. You are hereby directed to disburse the Escrow Funds to the subscribers in accordance with Section 4(b) of the Escrow Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.



                                         Entropin, Inc.


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------



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                                    EXHIBIT C

                                  ESCROW AGENT
                                SCHEDULE OF FEES


Acceptance Fee:                     $   500.00

Annual Administration Fee:          $ 2,500.00

THE ACCEPTANCE AND FIRST YEAR'S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT.

Any investment transaction NOT in a money market fund or a LaSalle Enhanced Liquidity Management account will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments. These revenues take one of two forms:

Shareholder Servicing Payments: Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company. Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund's 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund's prospectus that will be provided to you.

Revenue Sharing Payments: Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to Escrow Agent of a portion of the compensation payable to the fund company in connection with your account's money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund. The amount of any revenue share, if any, payable to Escrow Agent with respect to your account's investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent's cost. Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.